UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 24, 2018 (August 24, 2018)

KLX Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36610	47-1639172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Corporate Center Way, Wellington, Florida	33414-2105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 383-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On August 24, 2018, KLX Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”), at the Boston Harbor Hotel in Boston, Massachusetts to consider and vote upon (i) a proposal to adopt the Agreement and Plan of Merger, dated as of April 30, 2018, as amended on June 1, 2018, and as it may be further amended from time to time (the “Merger Agreement”) among the Company, The Boeing Company (“Boeing”) and Kelly Merger Sub, Inc. (the “Merger Proposal”), (ii) a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by the Company to its named executive officers that is based on or otherwise relates to the merger contemplated by the Merger Agreement (the “Named Executive Officer Merger-Related Compensation Proposal”), and (iii) a proposal to approve an adjournment of the Special Meeting, from time to time, if necessary or appropriate, to solicit additional votes for the approval of the Merger Proposal (the “Adjournment Proposal”).

At the Special Meeting, holders of 43,605,016 shares of Company common stock, which represents approximately 85.93% of the shares of Company common stock outstanding and entitled to vote as of the record date of July 24, 2018, were represented in person or by proxy, and thus, a quorum was present in accordance with the applicable provisions of the Company’s bylaws.

The final voting results for each proposal, each of which is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 25, 2018, follow below:

Proposal 1-Merger Proposal:

	For	Against	Abstain	Broker Non- Votes
Total Shares Voted	43,328,136	29,845	88,468	158,567

The proposal to adopt the Merger Agreement was approved by the Company’s stockholders.

Proposal 2-Named Executive Officer Merger-Related Compensation Proposal:

	For	Against	Abstain	Broker Non- Votes
Total Shares Voted	17,732,020	24,259,953	1,612,988	55

The non-binding, advisory proposal to approve certain compensation that will or may be paid by the Company to its named executive officers that is based on or otherwise relates to the merger contemplated by the Merger Agreement was not approved by the Company’s stockholders.

Proposal 3-Adjournment Proposal:

	For	Against	Abstain	Broker Non- Votes
Total Shares Voted	40,175,375	3,176,359	94,715	158,567

Stockholder action on the proposal to approve the adjournment of the Special Meeting from time to time, if necessary or appropriate, to solicit additional votes for the approval of the Merger Proposal was not required because there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal to adopt the Merger Agreement.

Item 8.01. Other Events

On August 24, 2018, the Company issued a press release announcing the final voting results of the Special Meeting, held on August 24, 2018.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description of Exhibits

99.1	Press release issued by KLX Inc. on August 24, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2018

KLX INC.

By:	/s/ Michael F. Senft
Name: Michael F. Senft
Title: Vice President and Chief Financial Officer